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As filed with the Securities and Exchange Commission on December 18, 2012

Registration No. 333-185225

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KIPS BAY MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3841 (Primary Standard Industrial Classification Code Number)	20-8947689 (I.R.S. Employer Identification No.)

3405 Annapolis Lane North, Suite 200
Minneapolis, Minnesota 55447
(763) 235-3540
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Manny Villafaña
Chairman and Chief Executive Officer
Kips Bay Medical, Inc.
3405 Annapolis Lane North, Suite 200
Minneapolis, Minnesota 55447
(763) 235-3540
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Robert K. Ranum, Esq. Thomas Steichen, Esq. Fredrikson & Byron, P.A. 200 South Sixth Street, Suite 4000 Minneapolis, Minnesota 55402 Tel: (612) 492-7000 Fax: (612) 492-7077	Yvan-Claude Pierre, Esq. Daniel I. Goldberg, Esq. Reed Smith LLP 599 Lexington Avenue, 22nd Floor New York, New York 10022 Tel: (212) 521-5400 Fax: (212) 521-5450

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.    ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee

Common Stock, par value $0.01 per share	$20,872,500	$2,847.01(3)

Underwriters' Warrants to Purchase Common Stock(4)	$N/A	$N/A

Common Stock Underlying Underwriters' Warrants(5)(6)	$1,134,375	$154.73

Total(7)	$22,006,875	$3,001.74

(1)
In accordance with Rule 457(o) under the Securities Act of 1933, the number of shares being registered and the proposed maximum offering price per share are not included in this table. Includes the offering price of additional shares that the Underwriters have the option to purchase from the Registrant to cover over-allotments, if any.

(2)
Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)
Offset pursuant to Rule 457(p) under the Securities Act by registration fee of $3,470 paid on June 26, 2012 pursuant to the Registrant's S-1 Registration Statement, File No. 333-182333.

(4)
No registration fee is required pursuant to Rule 457(g) under the Securities Act.

(5)
Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(6)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrants are exercisable at a per share exercise price equal to 125% of the public offering price. As estimated solely for the purpose of recalculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the underwriters' warrants is $1,134,375, which is equal to 125% of $907,500 (5% of $18,150,000).

(7)
Previously paid.

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

           The purpose of this Amendment No. 1 is to file certain exhibits to the Registration Statement. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note and Part II to the Registration Statement. No changes have been made to Part I of the Registration Statement, and therefore it has been omitted.

 Part II

Information Not Required In Prospectus

Item 13.    Other Expenses of Issuance and Distribution.

        The following table sets forth the costs and expenses, other than the underwriting discounts and commissions and non-accountable expense allowance, payable by us in connection with the sale of common stock being registered. All amounts shown are estimates, except the SEC registration fee, the NASDAQ Capital Market listing fee and the Financial Industry Regulatory Authority, or FINRA, filing fee.

Amount
SEC registration fee	$3,000
FINRA filing fee	3,800
NASDAQ Capital Market listing fee	55,000
Legal fees and expenses	200,000
Accounting fees and expenses	50,000
Printing, transfer agent and miscellaneous expenses	185,000

Total	$496,800

Item 14.    Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

        Our certificate of incorporation and amended and restated bylaws limit the liability of our directors to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

  •
  breach of their duty of loyalty to us or our stockholders;

  •
  act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

  •
  unlawful payment of dividends or redemption of shares as provided in Section 174 of the Delaware General Corporation Law; or

  •
  transaction from which the directors derived an improper personal benefit.

        These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated bylaws provide that we will indemnify our directors and executive officers, and may indemnify other officers, employees and other agents, to the fullest extent permitted by law.

        As permitted by the Delaware General Corporation Law, we have entered into indemnification agreements with each of our directors and executive officers that require us to indemnify such persons against expenses, judgments, penalties, fines, settlements and other amounts actually and reasonably incurred, including expenses of a derivative action, in connection with an actual or threatened proceeding if any of them may be made a party because he or she is or was one of our directors. We will be obligated to pay these amounts only if the director acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to our best interests. With respect to any criminal proceeding, we will be obligated to pay these amounts only if the director had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification.

        The underwriting agreement (Exhibit 1.1 hereto) provides for indemnification by the underwriters of us and our executive officers and directors, and by us of the underwriters for certain liabilities, including liabilities arising under the Securities Act, in connection with matters specifically provided in writing by the underwriters for inclusion in the registration statement.

        Section 145(g) of the Delaware General Corporation Law permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation arising out of his or her actions in connection with their services to us, regardless of whether our amended and restated bylaws permit indemnification. We have purchased and intend to maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 15.    Recent Sales of Unregistered Securities.

        During our last three fiscal years, we have issued and sold the following unregistered securities:

          1.     In March 2009, we issued an aggregate of 5,147,389 shares of our common stock to KBI for aggregate consideration of $3.2 million in connection with the Investment Agreement and related convertible promissory notes entered into with KBI in July 2007.

          2.     In February 2010, we issued 1,000,000 shares of our common stock to KBI for aggregate consideration of $3.8 million.

          3.     During March through August 2009, we issued and sold in a series of closings, an aggregate of 516,241 shares of our common stock at a per share price of $6.00, for aggregate consideration of $3.1 million in a private placement offering.

          4.     During October 2009 through February 2010, we issued and sold an aggregate of 317,161 shares of our common stock at a per share price of $7.00, for aggregate consideration of $2.2 million in a private placement offering.

          5.     On October 24, 2011, we issued to Aspire Capital 378,788 shares of common stock as commitment shares for a new equity financing of up to $20.0 million, which may be provided to us by Aspire Capital . Beginning after the Securities and Exchange Commission declared effective our registration statement on Form S-1 related to resales by Aspire Capital on January 26, 2012, on any trading day on which the closing sale price of our common stock is not less than $1.00 per share, we have the right, in our sole discretion, to present Aspire Capital with a purchase notice, directing Aspire Capital (as principal) to purchase up to 100,000 shares of our common stock per business day, up to $20.0 million of our common stock in the aggregate at a purchase price equal to the lesser of (i) the lowest sale price of our common stock on the purchase date or (ii) the arithmetic average of the three lowest closing sale prices for our common stock during the 12 consecutive trading days ending on the trading day immediately preceding the purchase date. However, no sale pursuant to a purchase notice may exceed $500,000 per trading day. In addition, on any date on which we submit a purchase notice to Aspire Capital in an amount equal to the lesser of (a) 100,000 shares and (b) the number of shares with an aggregate purchase price of $500,000, we also have the right, in our sole discretion, to present Aspire Capital with a volume-weighted average price (VWAP) purchase notice directing Aspire Capital to purchase an amount of stock equal to up to 30% of the aggregate shares of our common stock traded on The NASDAQ Capital Market on the next trading day, subject to a maximum number of shares we may determine and a minimum trading price equal to the greater of (x) 90% of the closing price of our common stock on the business day immediately preceding the VWAP purchase date or (y) such higher price as set forth by us in the VWAP purchase notice. The purchase price per share pursuant to such VWAP purchase notice is the lower of closing sale price on the VWAP purchase date or 95% of the volume-weighted average price for our common stock traded on The NASDAQ Capital Market on the VWAP purchase date, if the aggregate shares to be purchased on that date have not exceeded the VWAP purchase share volume maximum we determined, or during that portion of such trading day until such time as the sooner to occur of (i) the time at which the aggregate shares traded exceed the VWAP purchase share volume maximum we determined or (ii) the time at which the sale price of our common stock falls below the VWAP minimum price threshold described above. Upon the closing of this offering, we will terminate the Purchase Agreement, thereby ceasing our ability to sell any additional shares of common stock to Aspire Capital.

          6.     On April 3, 2012, we sold 100,000 shares of common stock to Aspire Capital pursuant to the purchase notice direction procedures outlined above, for aggregate consideration of $139,000.

        The offers, sales, and issuances of the securities described in 1-6 above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act and Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited or sophisticated person and had adequate access, through employment, business or other relationships, to information about us.

Item 16.    Exhibits and Financial Statement Schedules.

(a)
Exhibits.

Exhibit Number		Description of Exhibit
1.1	+	Form of Underwriting Agreement

3.1		Certificate of Incorporation of the Registrant—incorporated by reference to Exhibit 3.1 to the Registrant's registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on April 8, 2010.

3.2		Amended and Restated Bylaws of the Registrant—incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC on March 31, 2011.

4.1		Form of Common Stock Certificate—incorporated by reference to Exhibit 4.1 to the Registrant's amendment no. 2 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on June 11, 2010.

4.2		Registration Rights Agreement by and between Registrant and Aspire Capital Fund, LLC, dated as of October 24, 2011—incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the SEC on October 25, 2011.

Exhibit Number		Description of Exhibit
5.1	+	Opinion of Fredrikson & Byron, P.A., counsel to the Registrant, with respect to the legality of securities being registered.

10.1		Lease Agreement by and between the Registrant and St. Paul Properties, Inc., as assigned to St. Paul Fire and Marine Insurance Company, dated as of July 26, 2007—incorporated by reference to Exhibit 10.1 to the Registrant's registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on April 8, 2010.

10.2		Investment Agreement by and between the Registrant and Kips Bay Investments, LLC, dated as of July 19, 2007—incorporated by reference to Exhibit 10.2 to the Registrant's amendment no. 1 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on May 20, 2010.

10.3		Loan and Security Agreement by and between the Registrant and Kips Bay Investments, LLC, dated as of June 19, 2007—incorporated by reference to Exhibit 10.3 to the Registrant's registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on April 8, 2010.

10.4		First Secured Convertible Promissory Note executed by the Registrant in favor of Kips Bay Investments, LLC, dated as of July 19, 2007—incorporated by reference to Exhibit 10.4 to the Registrant's registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on April 8, 2010.

10.5		Second Secured Convertible Promissory Note executed by the Registrant in favor of Kips Bay Investments, LLC, dated as of July 19, 2007—incorporated by reference to Exhibit 10.5 to the Registrant's registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on April 8, 2010.

10.6		Agreement by and between the Registrant and Kips Bay Investments, LLC, dated as of February 12, 2010—incorporated by reference to Exhibit 10.6 to the Registrant's registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on April 8, 2010.

10.7		Debt Conversion Agreement by and between the Registrant and Kips Bay Investments, LLC, dated as of February 12, 2010—incorporated by reference to Exhibit 10.7 to the Registrant's registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on April 8, 2010.

10.8		Assignment and License Agreement by and between the Registrant and Medtronic, Inc., dated as of October 9, 2007—incorporated by reference to Exhibit 10.8 to the Registrant's amendment no. 4 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on August 12, 2010.

10.9		Assignment by Medtronic, Inc. to the Registrant, dated as of August 26, 2008—incorporated by reference to Exhibit 10.9 to the Registrant's registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on April 8, 2010.

10.10		Trademark Transfer Agreement by Medtronic, Inc. to the Registrant, dated as of October 10, 2007—incorporated by reference to Exhibit 10.10 to the Registrant's registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on April 8, 2010.

10.11		Employment Agreement by and between the Registrant and Manuel A. Villafaña, dated as of July 25, 2012—incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed with the SEC on August 2, 2012.

Exhibit Number	Description of Exhibit
10.12	Employment Agreement by and between the Registrant and Scott Kellen, dated as of February 8, 2010—incorporated by reference to Exhibit 10.13 to the Registrant's registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on April 8, 2010.

10.13	Form of Indemnification Agreement between the Registrant and its Directors and Executive Officers—incorporated by reference to Exhibit 10.14 to the Registrant's amendment no. 2 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on June 11, 2010.

10.14	[Reserved]

10.15	Change in Control Agreement by and between the Registrant and Scott Kellen, dated as of February 8, 2010—incorporated by reference to Exhibit 10.17 to the Registrant's registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on April 8, 2010.

10.16	2007 Long-Term Incentive Plan—incorporated by reference to Exhibit 10.18 to the Registrant's registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on April 8, 2010.

10.17	Form of Incentive Stock Option Agreement under the 2007 Long-Term Incentive Plan—incorporated by reference to Exhibit 10.19 to the Registrant's registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on April 8, 2010.

10.18	Form of Non-Qualified Stock Option Agreement under the 2007 Long-Term Incentive Plan—incorporated by reference to Exhibit 10.20 to the Registrant's registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on April 8, 2010.

10.19	Form of Restricted Stock Agreement under the 2007 Long-Term Incentive Plan—incorporated by reference to Exhibit 10.21 to the Registrant's registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on April 8, 2010.

10.20	Letter by and between the Registrant and Kips Bay Investments, LLC, dated May 19, 2010—incorporated by reference to Exhibit 10.22 to the Registrant's amendment no. 1 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on May 20, 2010.

10.21	Indemnification Agreement between the Registrant and Manny Villafaña—incorporated by reference to Exhibit 10.23 to the Registrant's amendment no. 2 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on June 11, 2010.

10.22	Indemnification Agreement between the Registrant and Scott Kellen—incorporated by reference to Exhibit 10.25 to the Registrant's amendment no. 2 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on June 11, 2010.

10.23	Indemnification Agreement between the Registrant and Arch C. Smith—incorporated by reference to Exhibit 10.26 to the Registrant's amendment no. 9 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on January 18, 2011.

10.24	Indemnification Agreement between the Registrant and Robert E. Munzenrider—incorporated by reference to Exhibit 10.27 to the Registrant's amendment no. 9 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on January 18, 2011.

Exhibit Number	Description of Exhibit
10.25	Indemnification Agreement between the Registrant and Robert J. Sheehy—incorporated by reference to Exhibit 10.28 to the Registrant's amendment no. 9 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on January 18, 2011.

10.26	Assignment by Medtronic, Inc. to the Registrant, dated as of October 10, 2007—incorporated by reference to Exhibit 10.29 to the Registrant's amendment no. 2 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on June 11, 2010.

10.27	Consulting Agreement by and between the Registrant and Symbios Clinical, Inc., dated as of July 21, 2008—incorporated by reference to Exhibit 10.30 to the Registrant's amendment no. 2 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on June 11, 2010.

10.28	CRO Services Agreement by and between the Registrant and Symbios Clinical, Inc., dated as of March 25, 2010—incorporated by reference to Exhibit 10.31 to the Registrant's amendment no. 2 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on June 11, 2010.

10.29	Amendment No. 1 to Lease by and between the Registrant and St. Paul Fire and Marine Insurance Company, dated as of June 14, 2010—incorporated by reference to Exhibit 10.32 to the Registrant's amendment no. 4 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on August 12, 2010.

10.30	Distribution Agreement by and between the Registrant and LeviBiotech s.r.l., dated July 1, 2010—incorporated by reference to Exhibit 10.33 to the Registrant's amendment no. 8 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on January 7, 2011.

10.31	Distribution Agreement by and between the Registrant and Master Surgery Systems AS, dated November 22, 2010—incorporated by reference to Exhibit 10.34 to the Registrant's amendment no. 8 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on January 7, 2011.

10.32	Distribution Agreement by and between the Registrant and Pacific Medical Systems Ltd., dated October 12, 2010—incorporated by reference to Exhibit 10.35 to the Registrant's amendment no. 8 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on January 7, 2011.

10.33	Distribution Agreement by and between the Registrant and Systemed A.E., dated November 22, 2010—incorporated by reference to Exhibit 10.36 to the Registrant's amendment no. 8 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on January 7, 2011.

10.34	Distribution Agreement by and between the Registrant and Transmedic PTE Ltd., dated August 2, 2010—incorporated by reference to Exhibit 10.37 to the Registrant's amendment no. 8 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on January 7, 2011.

10.35	Distribution Agreement by and between the Registrant and Advanced Biomedical Pty Ltd., dated July 22, 2010—incorporated by reference to Exhibit 10.38 to the Registrant's amendment no. 8 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on January 7, 2011.

Exhibit Number	Description of Exhibit
10.36	Distribution Agreement by and between the Registrant and Biomed, S.A., dated July 12, 2010—incorporated by reference to Exhibit 10.39 to the Registrant's amendment no. 8 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on January 7, 2011.

10.37	Distribution Agreement by and between the Registrant and Calmedical Ltd., dated June 17, 2010—incorporated by reference to Exhibit 10.40 to the Registrant's amendment no. 8 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on January 7, 2011.

10.38	Distribution Agreement by and between the Registrant and Cardiac Services Ltd., dated November 22, 2010—incorporated by reference to Exhibit 10.41 to the Registrant's amendment no. 8 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on January 7, 2011.

10.39	Distribution Agreement by and between the Registrant and F.O.C.S. GmbH, dated June 17, 2010—incorporated by reference to Exhibit 10.42 to the Registrant's amendment no. 8 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on January 7, 2011.

10.40	Distribution Agreement by and between the Registrant and Fehling Instruments Middle East F.Z.C., dated September 1, 2010—incorporated by reference to Exhibit 10.43 to the Registrant's amendment no. 8 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on January 7, 2011.

10.41	Distribution Agreement by and between the Registrant and Krijnen Medical Innovations B.V., dated June 17, 2010—incorporated by reference to Exhibit 10.44 to the Registrant's amendment no. 8 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on January 7, 2011.

10.42	Distribution Agreement by and between the Registrant and ERA Foreign Trade Ltd., dated October 27, 2010—incorporated by reference to Exhibit 10.45 to the Registrant's amendment no. 8 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on January 7, 2011.

10.43	Distribution Agreement by and between the Registrant and Sygan Medical GmbH, dated January 11, 2011—incorporated by reference to Exhibit 10.46 to the Registrant's amendment no. 9 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on January 18, 2011.

10.44	Employment Agreement by and between the Registrant and Michael Reinhardt, dated as of May 2, 2011—incorporated by reference to Exhibit 10.47 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed with the SEC on May 12, 2011.

10.45	Employment Agreement by and between the Registrant and Randy LaBounty, dated as of May 2, 2011—incorporated by reference to Exhibit 10.48 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed with the SEC on May 12, 2011.

10.46	Change in Control Agreement by and between the Registrant and Michael Reinhardt, dated as of May 2, 2011—incorporated by reference to Exhibit 10.49 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed with the SEC on May 12, 2011.

Exhibit Number		Description of Exhibit
10.47		Change in Control Agreement by and between the Registrant and Randy LaBounty, dated as of May 2, 2011—incorporated by reference to Exhibit 10.50 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed with the SEC on May 12, 2011.

10.48		Amendment No. 2 to Lease by and between Registrant and St. Paul Fire and Marine Insurance Company, dated as of May 25, 2011—incorporated by reference to Exhibit 10.51 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended July 31, 2011 filed with the SEC on August 10, 2011.

10.49		Sublease by and between the Registrant and New Horizon Enterprises, Ltd., dated as of June 2, 2011—incorporated by reference to Exhibit 10.52 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended July 31, 2011 filed with the SEC on August 10, 2011.

10.50		Common Stock Purchase Agreement by and between the Registrant and Aspire Capital Fund, LLC, dated as of October 24, 2011—incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed with the SEC on October 25, 2011.

10.51		Engagement and Fee Letter by and between the Registrant and Cohen and Company Capital Markets, LLC, dated as of October 13, 2011—incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K filed with the SEC on October 25, 2011.

10.52		2012 Director Stock Plan—incorporated by reference to Exhibit 10.52 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on March 15, 2012.

10.53		Contract Research Support Agreement, by and between the Registrant and North American Science Associates, Inc., dated as of May 10, 2012—incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed with the SEC on May 15, 2012.

21		Subsidiaries of the Registrant—None.

23.1	+	Consent of Ernst & Young LLP.

23.2	+	Consent of Fredrikson & Byron, P.A. (see Exhibit 5.1).

24.1	*	Powers of Attorney.

101.INS	++	XBRL Instance

101.SCH	++	XBRL Schema

101.CAL	++	XBRL Calculation

101.DEF	++	XBRL Definition

101.LAB	++	XBRL Label

101.PRE	++	XBRL Presentation

*
Previously filed.

+
Filed herewith.

++
Previously furnished.

(b)
Financial Statement Schedules.

        All schedules are omitted as the required information is inapplicable or the information is presented in the financial statements or related notes.

Schedule II. Valuation and Qualifying Accounts

        All other schedules are omitted as the required information is inapplicable or the information is presented in the financial statements or related notes.

Item 17.    Undertakings.

        (h)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (i)    The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered, and the offering of these securities at that time shall be deemed to be the initial bona fide offering.

 Signatures

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on this 18th day of December, 2012.

Kips Bay Medical, Inc.
By:	/s/ MANNY VILLAFAÑA
Manny Villafaña
Chairman of the Board and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

/s/ MANNY VILLAFAÑA Manny Villafaña		Chairman and Chief Executive Officer (principal executive officer)	December 18, 2012
* Scott Kellen		Chief Operating Officer and Chief Financial Officer (principal financial and accounting officer)	December 18, 2012
* Robert E. Munzenrider		Director	December 18, 2012
* Arch C. Smith		Director	December 18, 2012
* Robert J. Sheehy		Director	December 18, 2012
*By:	/s/ MANNY VILLAFAÑA Manny Villafaña, as attorney-in-fact

 Kips Bay Medical, Inc.
Registration Statement On Form S-1

Exhibit Index

Exhibit Number		Description of Exhibit
1.1	+	Form of Underwriting Agreement

3.1		Certificate of Incorporation of the Registrant—incorporated by reference to Exhibit 3.1 to the Registrant's registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on April 8, 2010.

3.2		Amended and Restated Bylaws of the Registrant—incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC on March 31, 2011.

4.1		Form of Common Stock Certificate—incorporated by reference to Exhibit 4.1 to the Registrant's amendment no. 2 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on June 11, 2010.

4.2		Registration Rights Agreement by and between Registrant and Aspire Capital Fund, LLC, dated as of October 24, 2011—incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the SEC on October 25, 2011.

5.1	+	Opinion of Fredrikson & Byron, P.A., counsel to the Registrant, with respect to the legality of securities being registered.

10.1		Lease Agreement by and between the Registrant and St. Paul Properties, Inc., as assigned to St. Paul Fire and Marine Insurance Company, dated as of July 26, 2007—incorporated by reference to Exhibit 10.1 to the Registrant's registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on April 8, 2010.

10.2		Investment Agreement by and between the Registrant and Kips Bay Investments, LLC, dated as of July 19, 2007—incorporated by reference to Exhibit 10.2 to the Registrant's amendment no. 1 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on May 20, 2010.

10.3		Loan and Security Agreement by and between the Registrant and Kips Bay Investments, LLC, dated as of June 19, 2007—incorporated by reference to Exhibit 10.3 to the Registrant's registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on April 8, 2010.

10.4		First Secured Convertible Promissory Note executed by the Registrant in favor of Kips Bay Investments, LLC, dated as of July 19, 2007—incorporated by reference to Exhibit 10.4 to the Registrant's registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on April 8, 2010.

10.5		Second Secured Convertible Promissory Note executed by the Registrant in favor of Kips Bay Investments, LLC, dated as of July 19, 2007—incorporated by reference to Exhibit 10.5 to the Registrant's registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on April 8, 2010.

10.6		Agreement by and between the Registrant and Kips Bay Investments, LLC, dated as of February 12, 2010—incorporated by reference to Exhibit 10.6 to the Registrant's registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on April 8, 2010.

Exhibit Number	Description of Exhibit
10.7	Debt Conversion Agreement by and between the Registrant and Kips Bay Investments, LLC, dated as of February 12, 2010—incorporated by reference to Exhibit 10.7 to the Registrant's registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on April 8, 2010.

10.8	Assignment and License Agreement by and between the Registrant and Medtronic, Inc., dated as of October 9, 2007—incorporated by reference to Exhibit 10.8 to the Registrant's amendment no. 4 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on August 12, 2010.

10.9	Assignment by Medtronic, Inc. to the Registrant, dated as of August 26, 2008—incorporated by reference to Exhibit 10.9 to the Registrant's registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on April 8, 2010.

10.10	Trademark Transfer Agreement by Medtronic, Inc. to the Registrant, dated as of October 10, 2007—incorporated by reference to Exhibit 10.10 to the Registrant's registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on April 8, 2010.

10.11	Employment Agreement by and between the Registrant and Manuel A. Villafaña, dated as of July 25, 2012—incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed with the SEC on August 2, 2012.

10.12	Employment Agreement by and between the Registrant and Scott Kellen, dated as of February 8, 2010—incorporated by reference to Exhibit 10.13 to the Registrant's registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on April 8, 2010.

10.13	Form of Indemnification Agreement between the Registrant and its Directors and Executive Officers—incorporated by reference to Exhibit 10.14 to the Registrant's amendment no. 2 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on June 11, 2010.

10.14	[Reserved]

10.15	Change in Control Agreement by and between the Registrant and Scott Kellen, dated as of February 8, 2010—incorporated by reference to Exhibit 10.17 to the Registrant's registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on April 8, 2010.

10.16	2007 Long-Term Incentive Plan—incorporated by reference to Exhibit 10.18 to the Registrant's registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on April 8, 2010.

10.17	Form of Incentive Stock Option Agreement under the 2007 Long-Term Incentive Plan—incorporated by reference to Exhibit 10.19 to the Registrant's registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on April 8, 2010.

10.18	Form of Non-Qualified Stock Option Agreement under the 2007 Long-Term Incentive Plan—incorporated by reference to Exhibit 10.20 to the Registrant's registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on April 8, 2010.

10.19	Form of Restricted Stock Agreement under the 2007 Long-Term Incentive Plan—incorporated by reference to Exhibit 10.21 to the Registrant's registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on April 8, 2010.

Exhibit Number	Description of Exhibit
10.20	Letter by and between the Registrant and Kips Bay Investments, LLC, dated May 19, 2010—incorporated by reference to Exhibit 10.22 to the Registrant's amendment no. 1 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on May 20, 2010.

10.21	Indemnification Agreement between the Registrant and Manny Villafaña—incorporated by reference to Exhibit 10.23 to the Registrant's amendment no. 2 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on June 11, 2010.

10.22	Indemnification Agreement between the Registrant and Scott Kellen—incorporated by reference to Exhibit 10.25 to the Registrant's amendment no. 2 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on June 11, 2010.

10.23	Indemnification Agreement between the Registrant and Arch C. Smith—incorporated by reference to Exhibit 10.26 to the Registrant's amendment no. 9 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on January 18, 2011.

10.24	Indemnification Agreement between the Registrant and Robert E. Munzenrider—incorporated by reference to Exhibit 10.27 to the Registrant's amendment no. 9 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on January 18, 2011.

10.25	Indemnification Agreement between the Registrant and Robert J. Sheehy—incorporated by reference to Exhibit 10.28 to the Registrant's amendment no. 9 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on January 18, 2011.

10.26	Assignment by Medtronic, Inc. to the Registrant, dated as of October 10, 2007—incorporated by reference to Exhibit 10.29 to the Registrant's amendment no. 2 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on June 11, 2010.

10.27	Consulting Agreement by and between the Registrant and Symbios Clinical, Inc., dated as of July 21, 2008—incorporated by reference to Exhibit 10.30 to the Registrant's amendment no. 2 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on June 11, 2010.

10.28	CRO Services Agreement by and between the Registrant and Symbios Clinical, Inc., dated as of March 25, 2010—incorporated by reference to Exhibit 10.31 to the Registrant's amendment no. 2 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on June 11, 2010.

10.29	Amendment No. 1 to Lease by and between the Registrant and St. Paul Fire and Marine Insurance Company, dated as of June 14, 2010—incorporated by reference to Exhibit 10.32 to the Registrant's amendment no. 4 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on August 12, 2010.

10.30	Distribution Agreement by and between the Registrant and LeviBiotech s.r.l., dated July 1, 2010—incorporated by reference to Exhibit 10.33 to the Registrant's amendment no. 8 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on January 7, 2011.

10.31	Distribution Agreement by and between the Registrant and Master Surgery Systems AS, dated November 22, 2010—incorporated by reference to Exhibit 10.34 to the Registrant's amendment no. 8 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on January 7, 2011.

Exhibit Number	Description of Exhibit
10.32	Distribution Agreement by and between the Registrant and Pacific Medical Systems Ltd., dated October 12, 2010—incorporated by reference to Exhibit 10.35 to the Registrant's amendment no. 8 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on January 7, 2011.

10.33	Distribution Agreement by and between the Registrant and Systemed A.E., dated November 22, 2010—incorporated by reference to Exhibit 10.36 to the Registrant's amendment no. 8 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on January 7, 2011.

10.34	Distribution Agreement by and between the Registrant and Transmedic PTE Ltd., dated August 2, 2010—incorporated by reference to Exhibit 10.37 to the Registrant's amendment no. 8 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on January 7, 2011.

10.35	Distribution Agreement by and between the Registrant and Advanced Biomedical Pty Ltd., dated July 22, 2010—incorporated by reference to Exhibit 10.38 to the Registrant's amendment no. 8 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on January 7, 2011.

10.36	Distribution Agreement by and between the Registrant and Biomed, S.A., dated July 12, 2010—incorporated by reference to Exhibit 10.39 to the Registrant's amendment no. 8 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on January 7, 2011.

10.37	Distribution Agreement by and between the Registrant and Calmedical Ltd., dated June 17, 2010—incorporated by reference to Exhibit 10.40 to the Registrant's amendment no. 8 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on January 7, 2011.

10.38	Distribution Agreement by and between the Registrant and Cardiac Services Ltd., dated November 22, 2010—incorporated by reference to Exhibit 10.41 to the Registrant's amendment no. 8 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on January 7, 2011.

10.39	Distribution Agreement by and between the Registrant and F.O.C.S. GmbH, dated June 17, 2010—incorporated by reference to Exhibit 10.42 to the Registrant's amendment no. 8 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on January 7, 2011.

10.40	Distribution Agreement by and between the Registrant and Fehling Instruments Middle East F.Z.C., dated September 1, 2010—incorporated by reference to Exhibit 10.43 to the Registrant's amendment no. 8 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on January 7, 2011.

10.41	Distribution Agreement by and between the Registrant and Krijnen Medical Innovations B.V., dated June 17, 2010—incorporated by reference to Exhibit 10.44 to the Registrant's amendment no. 8 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on January 7, 2011.

10.42	Distribution Agreement by and between the Registrant and ERA Foreign Trade Ltd., dated October 27, 2010—incorporated by reference to Exhibit 10.45 to the Registrant's amendment no. 8 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on January 7, 2011.

Exhibit Number		Description of Exhibit
10.43		Distribution Agreement by and between the Registrant and Sygan Medical GmbH, dated January 11, 2011—incorporated by reference to Exhibit 10.46 to the Registrant's amendment no. 9 to registration statement on Form S-1 (Reg. No. 333-165940) filed with the SEC on January 18, 2011.

10.44		Employment Agreement by and between the Registrant and Michael Reinhardt, dated as of May 2, 2011—incorporated by reference to Exhibit 10.47 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed with the SEC on May 12, 2011.

10.45		Employment Agreement by and between the Registrant and Randy LaBounty, dated as of May 2, 2011—incorporated by reference to Exhibit 10.48 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed with the SEC on May 12, 2011.

10.46		Change in Control Agreement by and between the Registrant and Michael Reinhardt, dated as of May 2, 2011—incorporated by reference to Exhibit 10.49 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed with the SEC on May 12, 2011.

10.47		Change in Control Agreement by and between the Registrant and Randy LaBounty, dated as of May 2, 2011—incorporated by reference to Exhibit 10.50 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed with the SEC on May 12, 2011.

10.48		Amendment No. 2 to Lease by and between Registrant and St. Paul Fire and Marine Insurance Company, dated as of May 25, 2011—incorporated by reference to Exhibit 10.51 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended July 31, 2011 filed with the SEC on August 10, 2011.

10.49		Sublease by and between the Registrant and New Horizon Enterprises, Ltd., dated as of June 2, 2011—incorporated by reference to Exhibit 10.52 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended July 31, 2011 filed with the SEC on August 10, 2011.

10.50		Common Stock Purchase Agreement by and between the Registrant and Aspire Capital Fund, LLC, dated as of October 24, 2011—incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed with the SEC on October 25, 2011.

10.51		Engagement and Fee Letter by and between the Registrant and Cohen and Company Capital Markets, LLC, dated as of October 13, 2011—incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K filed with the SEC on October 25, 2011.

10.52		2012 Director Stock Plan—incorporated by reference to Exhibit 10.52 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on March 15, 2012.

10.53		Contract Research Support Agreement, by and between the Registrant and North American Science Associates, Inc., dated as of May 10, 2012—incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed with the SEC on May 15, 2012.

21		Subsidiaries of the Registrant—None.

23.1	+	Consent of Ernst & Young LLP.

23.2	+	Consent of Fredrikson & Byron, P.A. (see Exhibit 5.1).

Exhibit Number		Description of Exhibit
24.1	*	Powers of Attorney.

101.INS	++	XBRL Instance

101.SCH	++	XBRL Schema

101.CAL	++	XBRL Calculation

101.DEF	++	XBRL Definition

101.LAB	++	XBRL Label

101.PRE	++	XBRL Presentation

*
Previously filed.

+
Filed herewith.

++
Previously furnished.

QuickLinks

EXPLANATORY NOTE
Part II Information Not Required In Prospectus
  Item 13. Other Expenses of Issuance and Distribution.
  Item 14. Indemnification of Directors and Officers.
  Item 15. Recent Sales of Unregistered Securities.
  Item 16. Exhibits and Financial Statement Schedules.
  Item 17. Undertakings.
Signatures
Kips Bay Medical, Inc. Registration Statement On Form S-1 Exhibit Index